EXHIBIT 32.2


CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Superclick, Inc. (the "Company") on Form 10-KSB for the period ending October 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jean Perrotti, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respect, the financial condition and result of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.


Date: January 30, 2007                             /s/ Jean Perrotti
                                                   ----------------------------
                                                   Jean Perrotti
                                                   Chief Financial Officer And
                                                   Principle Accounting Officer